As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-2052286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 North Franklin Street, Tampa, Florida 33602

(Address of Principal Executive Offices, including Zip Code)

TECO Energy, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

David E. Schwartz, Esq.

Secretary

TECO Energy, Inc., 702 North Franklin Street, Tampa, Florida 33602

(Name and address of agent for service)

813-228-4111

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock (4)	10,000,000 Shares	$11.83	$118,300,000	$14,988.61

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of TECO Energy, Inc. common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional common stock. Includes associated purchase rights which currently are evidenced by certificates for shares of TECO Energy, Inc. common stock and automatically trade with such shares.
(2)	Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on May 25, 2004 as reported by the consolidated reporting system.
(3)	This Registration Statement registers an additional 10,000,000 shares of Common Stock issuable under the registrant’s 2004 Equity Incentive Plan. An aggregate of 14,050,000 shares of Common Stock has previously been registered under predecessors of such plan (Registration Nos. 33-35927, 333-02563 and 333-60776).
(4)	Includes associated common stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement Regarding Incorporation by Reference from Effective Registration Statement:

Pursuant to Instruction E to Form S-8, the registrant incorporates by reference into this registration statement the contents of the registration statements it filed on Form S-8 with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35927) and April 17, 1996 (File No. 333-02563) relating to the Registrant’s 1990 Equity Incentive Plan. The 1990 Equity Incentive Plan was amended and restated as the 1996 Equity Incentive Plan effective as of April 17, 1996, and was amended on April 18, 2001 (File No. 333-60776). The 1996 Equity Incentive Plan was amended and restated as the 2004 Equity Incentive Plan effective as of April 28, 2004.

Item 8.	EXHIBITS

See Exhibit Index on Page 4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 27th day of May, 2004.

TECO ENERGY, INC.

By:	/s/ Gordon L. Gillette

Gordon L. Gillette Senior Vice President – Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of May 27, 2004.

Signature	Title

/s/ R. D. Fagan R. D. Fagan	Chairman of the Board, President and Chief Executive Officer

/s/ G. L. Gillette G. L. Gillette	Senior Vice President – Finance and Chief Financial Officer

/s/ S. M. Payne S.M. Payne	Vice President-Corporate Accounting and Tax (Principal Accounting Officer)

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C.D. Ausley* C. D. Ausley		Director

S. L. Baldwin* S. L. Baldwin		Director

J. L. Ferman, Jr.* J. L. Ferman, Jr.		Director

L. Guinot, Jr.* L. Guinot, Jr.		Director

I. D. Hall* I. D. Hall		Director

S. W. Hudson* S. W. Hudson		Director

T. L. Rankin* T. L. Rankin		Director

W. D. Rockford* W. D. Rockford		Director

W. P. Sovey* W. P. Sovey		Director

J. T. Touchton* J. T. Touchton		Director

J. O. Welch* J. O. Welch		Director

*By:	/s/ G.L. Gillette G.L. Gillette, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

*4.1	Articles of Incorporation, as amended on April 20, 1993 (Exhibit 3, Form 10-Q for the quarter ended March 31, 1993 of TECO Energy, Inc.).

*4.2	Bylaws, as amended effective Jan. 18, 2001 (Exhibit 3.2, Form 10-K for 2000 of TECO Energy, Inc.).

*4.3	Renewed Rights Agreement between TECO Energy, Inc. and The Bank of New York, as Rights Agent, as Amended and Restated (Exhibit 1, Form 8-A/A as of February 2, 2004, filed on February 23, 2004 by TECO Energy, Inc.).

5.1	Opinion of David E. Schwartz as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of PricewaterhouseCoopers, LLP, independent accountants. Filed herewith.

23.2	Consent of David E. Schwartz (contained in Opinion of David E. Schwartz, filed as Exhibit 5.1)

24.1	Power of Attorney. Filed herewith.

*	Indicates exhibit previously filed with the Securities and Exchange Commission under Commission File No. 1-8180 and incorporated herein by reference.

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